UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

RICHMOND BROTHERS, INC.

RBI PRIVATE INVESTMENT I, LLC

RBI PRIVATE INVESTMENT II, LLC

RBI PI MANAGER, LLC

RICHMOND BROTHERS 401(K) PROFIT SHARING PLAN

DAVID S. RICHMOND

MATTHEW J. CURFMAN

NORMAN J. RAVICH IRREVOCABLE TRUST

NORMAN AND SALLY RAVICH FAMILY TRUST

ALEXANDER COLEMAN RAVICH 1991 IRREVOCABLE TRUST

ALYSSA DANIELLE RAVICH 1991 IRREVOCABLE TRUST

MARK H. RAVICH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Richmond Brothers, Inc. and Mark H. Ravich, together with the other participants named herein (collectively, “Richmond Brothers”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Richmond Brothers’ highly-qualified director nominee to the Board of Directors of Rockwell Medical, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 24, 2017, Richmond Brothers issued the following press release, which was also posted by Richmond Brothers to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com:

Glass Lewis Supports Election of Mark H. Ravich to Rockwell Medical, Inc. Board

Both Leading Independent Proxy Advisory Firms – ISS and Glass Lewis – Have Now Endorsed Case for Change at Rockwell

ISS and Glass Lewis Agree that Highly-Qualified Nominee Mark H. Ravich is the Right Choice for the Rockwell Board

JACKSON, Mich. & ST. LOUIS PARK, Minn. (May 24, 2017) – Richmond Brothers, Inc., a Michigan-based SEC registered investment advisor and wealth management firm that is the largest beneficial owner of Rockwell Medical, Inc. (NASDAQ: RMTI) (“Rockwell” or the “Company”), and Mark H. Ravich, who together with their affiliates beneficially own nearly 6.1 million shares, or 11.7% of the Company’s outstanding common stock, today announced that Glass, Lewis & Co., LLC (“Glass Lewis”), a leading independent proxy voting advisory firm, has recommended that Rockwell shareholders vote on the BLUE proxy card to elect highly-qualified nominee Mark H. Ravich to the Board.

Both leading independent proxy voting advisory firms – Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis – have now recommended that investors vote on the BLUE proxy card for the election of Mark H. Ravich, AGAINST the advisory vote to ratify named executive officers’ compensation, supporting the ONE YEAR frequency for an advisory vote on say on pay, and AGAINST approving the Company’s long term incentive plan.  To follow these recommendations, Rockwell shareholders should NOT vote on the Company’s white proxy card.

In reaching its conclusion, Glass Lewis noted the history of underperformance and strategic missteps at Rockwell, and the failure to monetize the Company’s promising drugs Triferic and Calcitriol. Glass Lewis conducted a detailed analysis of both sides’ positions and carefully considered, among other things, the Company’s total shareholder return, operating performance and financial performance, as well as the strong experience and qualifications of nominee Mark H. Ravich.

Glass Lewis recommended that shareholders vote on the BLUE proxy card, saying:

  “[W]e believe Mr. Ravich's background -- which includes public company CEO and director experience -- speaks well to his ability to act as an investor advocate pressing for continued governance reform, improved shareholder engagement and expanded disclosure around Rockwell's strategic path and key milestones. With a view toward Rockwell's historical performance in these regards, we consider the board-promoted election of Mr. Domzalski is unlikely to offer comparable upside.”1
  “Based on our review, we believe the jury is decidedly in with respect to Rockwell's long-standing approach to operational transparency and product commercialization. Indeed, the Company has trailed all relevant benchmarks throughout the last decade, suggesting the broader market is generally disinterested in management's perpetual promise of value maximizing arrangements.”
  “In lieu of the status quo, then, investors have been presented a compelling opportunity to effect the type of incremental change that stands to improve both the Company's disclosure regime and corporate governance protocols, in each case without vacating the strategic and operational knowledge vested in the incumbent board. Accordingly, we recommend shareholders vote FOR Nominee Ravich using the Dissident's BLUE proxy card.”

1 Permission to quote from the Glass Lewis report was neither sought nor obtained. Emphases have been added by Richmond Brothers / Mark Ravich.

With regard to Rockwell’s stock performance and what Richmond Brothers and Ravich believe is Rockwell’s attempted cherry picking of a peer group, Glass Lewis notes:

  “The board's rebuke [of the Richmond / Ravich position] -- mired in dubious quantitative methodologies, fresh promises of impending success and a spate of cynically timed governance changes -- is, in our view, unconvincing and reactive.”
  “We consider the available data is rather decisive. Rockwell has, over each and every time frame, underperformed all benchmarks, including the questionably sourced Peers. We believe this information substantially undermines a central pillar of the board's case: namely, that existing management and the board have successfully leveraged Rockwell's existing strategic tack to generate compelling value and measurable out-performance for unaffiliated investors. Just as telling, the only period in which Rockwell has measurably outperformed its peers is the window since RBI's vocal involvement. In short, we consider Rockwell's history of poor returns is an open and shut case, even when affording the board the benefit of its preferred and heretofore absentee benchmark.”

David S. Richmond, Chairman of Richmond Brothers, Inc., and Mark H. Ravich said, “The fact that both leading proxy advisory firms have sided with us speaks volumes. These endorsements serve to validate what we have been arguing for months – that Rockwell has failed its shareholders and that a fresh perspective on the Board is desperately needed to effect true and lasting change. As ISS and Glass Lewis note, Mark H. Ravich is the right choice for Rockwell and the right choice for all shareholders. We will continue to make our case for change as we approach the Company’s annual meeting.”

For more information, and to see other communications and filings from Richmond Brothers and Mark H. Ravich, visit this link: http://www.richmondbrothers.com/time-for-action-at-rmti.

Voting withhold on Rockwell’s nominee on the white proxy card is not the same as voting for Mark H. Ravich on the BLUE proxy card. If you have voted a white proxy card, you have every right to change your vote by voting a later dated BLUE proxy card today. You may vote by internet or telephone by following the instructions on the form you have been provided.

FOLLOW THE ISS AND GLASS LEWIS RECOMMENDATIONS AND VOTE THE BLUE PROXY CARD TO ELECT MARK H. RAVICH TODAY

If you have any questions, or require assistance with your vote, please contact Saratoga Proxy Consulting LLC, toll- free at (888) 368-0379, call direct at (212) 257-1311 or email: info@saratogaproxy.com

About Richmond Brothers, Inc.

Richmond Brothers, Inc. is an SEC registered investment advisor and wealth management firm founded in 1994.

About Mark H. Ravich

Mark H. Ravich is a private investor and currently serves as President of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998.

Shareholder Contact

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com

Media Contact

Sloane & Company

Joe Germani / Jaimee Pavia, 212-486-9500

jgermani@sloanepr.com / jpavia@sloanepr.com